Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of March 27, 2022 by and among Sarcos Technology and Robotics Corporation, a Delaware corporation (the “Company”), the Stockholders identified on Schedule A hereto who sign this Agreement or a Joinder Agreement (each, a “Stockholder” and together, the “Stockholders”) and Draper Triangle Ventures III, LP (the “Stockholder Representative”), solely in its capacity as the agent for and on behalf the Stockholders.  Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement (as defined below) unless otherwise defined herein.  This Agreement shall only be effective as of the date of the Closing (the “Closing Date”) and if the Merger Agreement shall terminate in accordance with Article VIII (Termination) of the Merger Agreement, this Agreement shall immediately terminate, without the consent of any of the parties hereto, and be of no further force or effect.

The parties hereby agree as follows:

1.Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or is a day on which banking institutions located in the City of New York are authorized or required by law or other governmental action to close.

“Holders” means each Stockholder and any Permitted Transferee of such Stockholder who is a subsequent holder of any Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Merger Agreement” means that certain Agreement and Plan of Reorganization, by and among Company, Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Company, Spiral Merger Sub II, LLC, a Delaware limited liability, RE2, Inc., a Pennsylvania corporation, and Stockholder Representative, entered into concurrent with this Agreement.

“Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Parent Common Stock issued pursuant to the Merger Agreement and (ii) any other securities issued or issuable with respect to or in exchange for the Parent Common Stock, whether by merger, charter amendment, or otherwise.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Holders” means the Holders beneficially owning a majority of the then Registrable Securities.

“SEC” means the U.S.  Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Trading Day” means a day on which the Buyer Common Stock is traded on NASDAQ or, if the Buyer Common Stock is not traded on NASDAQ, then on the principal securities exchange or securities market on which the Buyer Common Stock is then traded.

2.Registration.

aRegistration Statements.

i.Initial Registration Statement.  The Company shall use commercially reasonable efforts to prepare and file with the SEC one Registration Statement on Form S-1 (the “Shelf Registration Statement”), covering the resale of the Registrable Securities, within 14 days after the Closing Date.  The Shelf Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided by the Company to the Holders in accordance with Section 3(c) prior to its filing or other submission.

bExpenses.  The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including, but not limited to, filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the Holders’ other reasonable expenses in connection with the registration, including the reasonable and documented fees and disbursements of one law firm retained by the Stockholder Representative; provided, however, the Company shall not pay the following expenses: transfer taxes, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

cEffectiveness.

i.The Company shall use commercially reasonable efforts to have the Shelf Registration Statement filed pursuant to Section 2(a) to be declared effective as soon as practicable, and in no event later than five (5) Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated (the “Effectiveness Deadline”).  The Company shall notify the Stockholder Representative by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Shelf Registration Statement is declared effective, and shall simultaneously provide the Stockholder Representative with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

ii.For not more than sixty (60)  days, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”): provided, that the Company shall promptly (a) notify the Stockholder Representative in writing (with email being sufficient) of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Stockholder Representative (with email being sufficient)) disclose to either the Stockholder Representative or any Holder any material non-public information giving rise to an Allowed Delay unless such disclosure is necessary or advisable in the course of the Stockholder Representative or any Holder providing services to the Company as an employee or consultant, (b) advise the Stockholder Representative in writing (with email being sufficient) to cease all sales under the affected Registration Statement until the end of the Allowed Delay, and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

3.Company Obligations.  The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities pursuant to a Registration Statement in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

ause commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, or (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) or (iii) the expiration date of this Agreement (the “Effectiveness Period”);

bprepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and any Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

cuse commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable;

dprior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Stockholder Representative in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions reasonably requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such U.S.  jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any U.S.  jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(d), or (iii) file a general consent to service of process in any such jurisdiction euse commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on the NASDAQ, or if not then-listed on the NASDAQ, the securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

fpromptly notify the Stockholder Representative (with email being sufficient), at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but shall not (without the prior written consent of the Stockholder Representative (with email being sufficient)) disclose to the Stockholder Representative or any Holder any material non-public information giving rise to such event unless such disclosure is necessary or advisable in the course of the Stockholder Representative or any Holder providing services to the Company as an employee or consultant, and promptly prepare, file with the SEC and furnish to the Stockholder Representative a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

hcomply with all applicable rules and regulations of the Commission and the Securities Act,

iwith a view to making available to the Holders the benefits of Rule 144 (or its successor rule), the Company covenants and agrees, until the expiration of this Agreement, to (i) make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) furnish to the Stockholder Representative upon request of a Holder, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act and (B) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4.Obligations of the Holders.

aEach Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least eight(8) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Stockholder Representative or each Holder, at the discretion of the Company, of the information the Company requires from the specified Holder if it elects to have any of its Registrable Securities included in the Registration Statement.  A Holder shall, or at the Company’s election, the Stockholder Representative shall aggregate and, provide the information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if the Holder elects to have any of the Registrable Securities included in the Registration Statement.  In the event that a Holder, or the Stockholder Representative on such Holder’s behalf, does not provide such information on a timely basis, the Company shall provide prompt written notice to the Holder (email being sufficient) or Stockholder Representative, as applicable, that the Registrable Securities attributable to that Holder will be excluded from the Registration Statement unless the Holder or Stockholder Representative provides the required information within one (1) Business Day after its receipt of such notice.  If the Holder or Stockholder Representative does not provide the required information to the Company by the end of the next Business Day after its receipt of such notice, the Company shall have the right to exclude the Registrable Securities attributable to that Holder from the Registration Statement.

bEach Holder agrees to (i) notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in a Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and (ii) to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that the Prospectus shall not contain any untrue statement or a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made.

cEach Holder, by its acceptance of the Registrable Securities, and the Stockholder Representative, severally and not jointly, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless, in the case of the Holders, the Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

dEach Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(g) hereof, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder is advised by the Company that such dispositions may again be made.

5.Obligations of the Stockholder Representative.  The Stockholder Representative covenants and agrees to promptly deliver to the Holders all such notifications and information communicated, sent, conveyed or delivered to it by the Company pursuant to the terms of this Agreement that are required pursuant hereto to be sent to the Holders.

6.Indemnification and Contribution.

aIndemnification by the Company.  The Company will indemnify and hold harmless each Holder and the Stockholder Representative and its respective officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereof; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Stockholder Representative with respect to such Holder, such Holder or any such controlling person in writing to the Company specifically for use in such Registration Statement or Prospectus.

bIndemnification by the Holders.  Each Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and agents and other representatives, successors and assigns and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, if such untrue statement or omission is contained in any information furnished in writing by the Stockholder Representative with respect to such Holder or such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or is based on any Holder’s violation of applicable federal or state securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the Registration Statement or Prospectus, and shall reimburse the Company, its directors, officers, employees, stockholders and agents and other representatives, successors and assigns and each person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by any of them in connection with investigation or defense of any such loss, claim, damage liability or expense.  In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Holder in connection with any claim relating to this Section 5 and the amount of any damages the Holder has otherwise been required to pay by reason of such untrue statement or omission) received by the Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Registrable Securities by Holder.

cConduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially and adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  The indemnifying party shall not be liable hereunder for any settlements entered into by an indemnified party without the indemnifying party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

dContribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability, including reasonable attorneys’ fees, in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.Miscellaneous.

aAmendments and Waivers: Termination.

i.Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Stockholder Representative and the Required Holders; provided, that the consent of the Stockholder Representative shall not be required in the case of an amendment or waiver of any term that is not directly applicable to the rights of the Stockholder Representative.

ii.If the Merger Agreement shall terminate in accordance with Article VIII (Termination) of the Merger Agreement, this Agreement shall immediately terminate, without the consent of any of the parties hereto, and be of no further force or effect.

iii.This Agreement shall terminate twelve (12) months from the date hereof.

bNotices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 11.2 of the Merger Agreement.

cAssignments and Transfers by Holders.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns.  A Holder may transfer or assign, in whole, but not in part, in connection with the transfer of the Registrable Securities to such person (such person, a “Permitted Transferee”), provided that the Holder complies with all laws applicable thereto and (i) such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (the “Addendum Agreement”), (ii) the transferor shall have delivered to the Company no later than ten (10) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred.

dBenefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

eCounterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S.  federal ESIGN Act of 2000, e.g.  DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been validly delivered and be valid and effective for all purposes.

fTitles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

gSeverability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

hFurther Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

iEntire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

jGoverning Law; Consent, to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

Sarcos Technology and Robotics Corporation

By: /s/ Kiva Allgood

Name:Kiva Allgood

Title:Chief Executive Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

STOCKHOLDER REPRESENTATIVE:

DRAPER TRIANGLE VENTURES III, LP

By: /s/ Tom Jones

Name: Tom Jones

Title: Managing Director

Email:

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

STOCKHOLDER:

By:

Its:

By: ________________________

Name:

Title:

Email:

Signature Page to Registration Rights Agreement

Schedule A

Stockholders

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on [●], 20[●], by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of March 27, 2022 (the “Agreement”), by and among the Company, the Stockholders Representative the Holders identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Parent Common Stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER

_______________

_______________

Print Name

ACCEPTED AND AGREED

COMPANY:

By:

Name:

Title: